UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 25, 2015
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On May 25, 2015, Nordstrom, Inc. (the “Company”) and two of its wholly owned subsidiaries, Nordstrom Credit, Inc. and Nordstrom fsb, entered into a Purchase and Sale Agreement (a “Purchase Agreement”) with TD Bank USA, N.A. (“TD”), pursuant to which the Company will sell to TD its Nordstrom-branded Visa and private label consumer credit receivables, excluding receivables related to the Company’s employee accounts and corporate accounts, for a purchase price equal to the gross value of those receivables as of closing. As of the quarter ended May 2, 2015, the Company’s credit card portfolio had a total value of approximately $2.2 billion.
The Purchase Agreement contemplates that TD Bank U.S. Holding Company will guaranty TD’s obligations to the Company, and also contains customary representations, warranties, covenants, termination provisions and indemnification obligations of the parties. In addition, the Purchase Agreement conditions the closing of the sale on the satisfaction of certain conditions, including the receipt of all necessary governmental and regulatory approvals. A copy of the Purchase Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending August 1, 2015.
ITEM 8.01 Other Events
Also on May 25, 2015, the Company and Nordstrom fsb entered into a Credit Card Program Agreement (a “Program Agreement”) with TD. Under the terms of the Program Agreement, following the closing of the Purchase Agreement TD will own and fund, and the Company will service, the Company’s Nordstrom-branded Visa and private label consumer credit card accounts. The Program Agreement contains customary representations, warranties, covenants, termination provisions and indemnification obligations of the parties. The Program Agreement carries a term of seven years, subject to extension, and provides the Company with an option to purchase Program Agreement assets following the expiration of the Term or other termination of the Agreement.
On May 26, 2015, Nordstrom, Inc. announced the entry into a Purchase and Sale Agreement and a Credit Card Program Agreement with TD Bank USA, N.A. A copy of the press release issued in connection with this announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Nordstrom, Inc., dated May 26, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: May 26, 2015

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release of Nordstrom, Inc., dated May 26, 2015.